Exhibit 99.1

For Information Contact:

Investor Relations

Varian, Inc.

650.424.5471

ir@varianinc.com

VARIAN, INC. REPORTS THIRD QUARTER 2008 RESULTS

•	Sales Up 8%

•	Non-GAAP Operating Earnings Down 6%, GAAP Operating Earnings Down 16%

•	Non-GAAP Diluted EPS Down 2%, GAAP Diluted EPS Down 19%

PALO ALTO, Calif. — Varian, Inc. (NasdaqGS: VARI) today reported third fiscal quarter 2008 revenues of $244.4 million, representing an increase of 7.6% over revenues of $227.1 million in the third quarter of fiscal year 2007. Sales grew for both industrial (which includes environmental, food and energy) and life science applications. The company continued to experience solid sales growth in Europe, Asia Pacific and Latin America, while sales in North America remained essentially flat.

Non-GAAP (adjusted) net earnings for the third quarter of fiscal year 2008 decreased 6.7% to $17.7 million, or $0.60 diluted earnings per share, compared to $19.0 million, or $0.61 diluted earnings per share, in the third quarter of fiscal year 2007. On a GAAP basis, net earnings in the third quarter of fiscal year 2008 were $11.4 million, or $0.38 diluted earnings per share, compared to $14.6 million, or $0.47 diluted earnings per share, in the third quarter of fiscal year 2007.

Adjusted operating earnings decreased 6.0% to $25.9 million in the third quarter of fiscal year 2008, compared to $27.5 million in the third quarter last year. Adjusted operating profit margin was 10.6% in the third quarter of fiscal year 2008, compared to 12.1% in the prior-year quarter. On a GAAP basis, operating earnings were $17.4 million and operating profit margin was 7.1% in the third quarter of fiscal year 2008, compared to $20.7 million and 9.1% in the same quarter a year ago.

Although the company started the quarter with a strong backlog and then experienced solid orders, revenues were $11 million to $13 million lower than the company expected, which significantly impacted earnings and operating margins. The revenue shortfall was primarily due to delayed deliveries and installations of a few large systems and delayed shipments resulting from transitioning manufacturing locations for certain products. Were it not for these delays, the company would have achieved its revenue objective for the quarter.

The revenue shortfall was the most significant factor contributing to the company’s lower than expected earnings and operating margins. Margins were also negatively impacted in the quarter by higher transition costs related to relocating the manufacturing activities described above, the continued weakening of the U.S. dollar, which was favorable to revenue but unfavorable to operating margins, and to a lesser extent the transition effect of acquisitions completed in the quarter.

“During the third quarter, the company experienced an unusual confluence of events which impacted revenues, and as a result our profitability. Most significantly, we experienced delivery and installation delays on several large systems,” said Garry W. Rogerson, President and Chief Executive Officer. “We made progress in our efforts to consolidate factories and to transition manufacturing to lower cost locations or outsourcing partners. Although these initiatives are having a short-term negative impact on revenues and margins, we continue to believe they are critical to achieving our long-term strategic goals.”

“The company generated almost $30 million in cash flow from operations in the quarter,” said Rogerson. “Our ability to generate substantial cash flow demonstrates the continued fundamental strength of our business.”

For a complete reconciliation of non-GAAP (adjusted) financial information used in this press release to the most directly comparable GAAP financial information, please refer to the attached Reconciliations of GAAP to Adjusted Results, Actual and Projected.

Results by Segment

Scientific Instruments revenues for the third quarter of fiscal year 2008 were $200.7 million, representing an increase of 7.3% over revenues of $187.0 million in the third quarter of the prior fiscal year. Adjusted operating profit margin was 9.6% in the third quarter of fiscal year 2008 compared to 12.2% in the third quarter of the prior fiscal year. On a GAAP basis, operating profit margin was 6.1% in the third quarter of fiscal year 2008, compared to 9.3% in the same quarter a year ago. The decrease in operating profit margins was primarily the result of the factors described above.

Vacuum Technologies revenues increased 9.0% to $43.7 million in the third quarter of fiscal year 2008, compared to $40.1 million in the third quarter of fiscal year 2007. Adjusted operating profit margin was 18.3% in the third quarter of fiscal year 2008, compared to 19.8% in the third quarter of the prior fiscal year. On a GAAP basis, operating profit margin was 17.7% in the third quarter of fiscal year 2008, compared to 19.5% in the prior-year quarter. The decrease in operating profit margins was primarily the result of the continued weakening of the U.S. dollar.

Outlook

“We remain pleased with the continuing customer demand for our products. We’re also making progress toward our long-term goals with respect to our manufacturing strategy, although we expect the initiatives underway in this area to have some residual negative impact on revenue and profitability in the fourth quarter,” said Rogerson. “As we look to fiscal 2009, we remain encouraged by the momentum of our new products in our focused applications of environmental, energy and pharmaceutical, and the expected benefits of our manufacturing strategy.”

Varian, Inc. revised its guidance for fiscal year 2008. Adjusted diluted earnings per share are now expected to be $2.74 plus or minus $0.05 for fiscal year 2008, compared to prior guidance of $2.84 to $2.98. On a GAAP basis, diluted earnings per share are expected to be $2.05 plus or minus $0.09 for fiscal year 2008, compared to prior guidance of $2.23 to $2.41.

The company’s GAAP diluted earnings per share for the full fiscal year 2008 are expected to include the following items:

—	Share-based compensation expense of approximately $0.23,

—	An acquisition-related in-process research and development charge of $0.05,

—	Acquisition-related intangible amortization of approximately $0.18 to $0.20,

—	Acquisition-related inventory write-up amortization of approximately $0.03 to $0.05 related to the acquisitions of IonSpec, the Analogix business and Oxford Diffraction,

—	Impairment of a private company equity investment of $0.06, and

—	Restructuring and other related costs of approximately $0.10 to $0.14.

Webcast Conference Call

Varian, Inc. will be providing a live webcast (in listen-only mode) of its investor conference call to review its third quarter results later today, July 23, 2008, at 2:00 p.m. Pacific time. The call may be heard via the Internet by going to http://www.varianinc.com and clicking on the Live Webcast link at the top of the right side of the page.

Non-GAAP (Adjusted) Financial Measures

This press release includes non-GAAP (which we refer to as “adjusted”) financial measures for cost of sales, selling, general and administrative expenses, research and development expenses, purchased in-process research and development, operating earnings, operating profit margins, impairment of private company equity investments, income tax expense, net earnings and diluted earnings per share. These non-GAAP financial measures exclude share-based compensation expense, impairment of private company equity investments, acquisition-related intangible and inventory write-up amortization and in-process research and development charges, and restructuring and other related costs. Reconciliations of each of these non-GAAP financial measures to the most directly comparable GAAP financial measures are detailed in the Reconciliations of GAAP to Adjusted Results attached to this press release. We believe that presentation of these non-GAAP financial measures provides useful information to investors regarding our results of operations.

We believe that excluding acquisition-related intangible and inventory write-up amortization and in-process research and development charges provides supplemental information and an alternative presentation useful to investors’ understanding of the company’s core operating results and trends. In addition, investors have indicated to us that they analyze the benefits of acquisitions based on the cash return on the investment made, and thus consider financial measures excluding acquisition-related intangible and inventory write-up amortization and in-process research and development charges as important, useful information.

We similarly believe that excluding share-based compensation expense, restructuring and other related costs (principally related to facility closures and employee terminations to improve operational efficiency), and impairment of private company equity investments provides supplemental information and an alternative presentation useful to investors’ understanding of the company’s core operating results and trends, especially when comparing those results on a consistent basis to results for previous periods and anticipated results for future periods. Investors have indicated that they consider financial measures of our results of operations excluding share-based compensation expense, restructuring and other related costs, and impairment of private company equity investments as important supplemental information useful to their understanding of our historical results and estimating of our future results.

We also believe that, in excluding share-based compensation expense, acquisition-related intangible and inventory write-up amortization and in-process research and development charges, restructuring and other related costs, and impairment of private company equity investments, our non-GAAP financial measures provide investors with transparency into what is used by management to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods, to compare our results of operations on a more consistent basis against that of other companies, in making financial and operating decisions and to establish certain management compensation.

Although we believe, for the foregoing reasons, that our presentation of non-GAAP financial measures provides useful supplemental information to investors regarding our results of operations, our non-GAAP financial measures should only be considered in addition to, and not as a substitute for or superior to, our financial measures prepared in accordance with GAAP.

Caution Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on management’s current expectations, are not guarantees of future performance, and involve certain risks and uncertainties that could cause the company’s actual results to differ materially from management’s current expectations and the forward-looking statements made in this press release. Those risks and uncertainties include, but are not limited to, the following: whether we will succeed in new product development, commercialization, performance and acceptance; whether we can achieve continued growth in sales for industrial and/or life science applications; whether we can achieve continued sales growth in Europe and Asia Pacific and/or stronger growth in sales in the U.S.; risks arising from the timing of shipments, installations and the recognition of revenue on certain research products, including nuclear magnetic resonance (NMR), magnetic resonance (MR) imaging and fourier-transform mass spectrometer (FTMS) systems and superconducting magnets; the impact of shifting product mix on profit margins; competitive products and pricing; economic conditions in the company’s product and geographic markets; whether we will see continued and timely delivery of key raw materials and components by suppliers; foreign currency fluctuations that could adversely impact revenue growth and earnings; whether we will see continued investment in capital equipment, in particular given global liquidity and credit concerns; whether we will see reduced demand from customers that operate in cyclical industries; the impact of any delay or reduction in government funding for research; our ability to successfully evaluate, negotiate and integrate acquisitions; the actual costs, timing and benefits of restructuring activities (such as our Northern California facility consolidation) and other efficiency improvement activities (such as our global procurement and outsourcing initiatives); the timing and amount of discrete tax events; the timing and amount of share-based compensation; and other risks detailed from time to time in the company’s filings with the Securities and Exchange Commission. We undertake no special obligation to update any forward-looking statements, whether in response to new information, future events or otherwise.

About Varian, Inc.

Varian, Inc. is a leading worldwide supplier of scientific instruments and vacuum technologies for life science and industrial applications. The company provides complete solutions, including instruments, vacuum products, laboratory consumable supplies, software, training and support through its global distribution and support systems. Varian, Inc. employs approximately 4,000 people worldwide and operates manufacturing facilities in North America, Europe and Asia Pacific. Varian, Inc. had fiscal year 2007 sales of $921 million, and its common stock is traded on the NASDAQ Global Select Market under the symbol “VARI.” Further information is available on the company’s Web site: http://www.varianinc.com.

VARIAN, INC. AND SUBSIDIARY COMPANIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

(In thousands, except per share amounts)

Third Quarter FY 2008 and Third Quarter FY 2007

	Fiscal Quarter Ended
	June 27, 2008		June 29, 2007
Sales	$244,449		$227,095
Cost of sales	138,266	(1)	125,176	(8)

Gross profit	106,183		101,919

Operating expenses
Selling, general and administrative	68,797	(2)	64,366	(9)
Research and development	18,519	(3)	16,879	(10)
Purchased in-process research and development	1,488	(4)	—

Total operating expenses	88,804		81,245

Operating earnings	17,379	(5)	20,674	(11)
Interest income	1,200		1,622
Interest expense	(390)		(454)

Earnings before income taxes	18,189		21,842
Income tax expense	6,823	(6)	7,291	(12)

Net earnings	$11,366	(7)	$14,551	(13)

Net earnings per diluted share	$0.38	(7)	$0.47	(13)

Diluted shares outstanding	29,728		30,983

NON-GAAP (ADJUSTED) FINANCIAL MEASURES (see also attached reconciliations of GAAP to Adjusted results for each of these measures):

(1)	$135,025 on an adjusted basis excluding $1,978 in acquisition-related intangible amortization, $646 in acquisition-related inventory write-up amortization, $525 in restructuring and other related costs and $92 in share-based compensation expense.
(2)	$65,378 on an adjusted basis excluding $399 in acquisition-related intangible amortization, $904 in restructuring and other related costs and $2,116 in share-based compensation expense.
(3)	$18,165 on an adjusted basis excluding $258 in restructuring and other related costs and $96 in share-based compensation expense.
(4)	$0 on an adjusted basis excluding $1,488 related to an acquisition-related in-process research and development charge.
(5)	$25,881 on an adjusted basis excluding the adjustments described in items (1) – (4) above.
(6)	$8,987 on an adjusted basis excluding the tax impact of the adjustments described in items (1) – (3) above.
(7)	$17,704 and $0.60 per diluted share, respectively, on an adjusted basis excluding the adjustments (net of related tax effects) described in items (1) – (4) above.
(8)	$123,075 on an adjusted basis excluding $1,306 in acquisition-related intangible amortization, $700 in restructuring and other related costs and $95 in share-based compensation expense.
(9)	$60,033 on an adjusted basis excluding $506 in acquisition-related intangible amortization, $1,919 in restructuring and other related costs and $1,908 in share-based compensation expense.
(10)	$16,466 on an adjusted basis excluding $287 in restructuring and other related costs and $126 in share-based compensation expense.
(11)	$27,521 on an adjusted basis excluding the adjustments described in items (8) – (10) above.
(12)	$9,721 on an adjusted basis excluding the tax impact of the adjustments described in items (8) – (10) above.
(13)	$18,968 and $0.61 per diluted share, respectively, on an adjusted basis excluding the adjustments (net of related tax effects) described in items (8) – (10) above.

VARIAN, INC. AND SUBSIDIARY COMPANIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

(In thousands, except per share amounts)

First Nine Months FY 2008 and First Nine Months FY 2007

	Nine Months Ended
	June 27, 2008		June 29, 2007
Sales	$730,045		$674,963
Cost of sales	403,684	(1)	367,850	(9)

Gross profit	326,361		307,113

Operating expenses
Selling, general and administrative	202,380	(2)	190,822	(10)
Research and development	53,889	(3)	48,592	(11)
Purchased in-process research and development	1,488	(4)	—

Total operating expenses	257,757		239,414

Operating earnings	68,604	(5)	67,699	(12)
Impairment of private company equity investment	(3,018	)(6)	—
Interest income	4,888		4,259
Interest expense	(1,274)		(1,444)

Earnings before income taxes	69,200		70,514
Income tax expense	24,463	(7)	24,326	(13)

Net earnings	$44,737	(8)	$46,188	(14)

Net earnings per diluted share	$1.48	(8)	$1.49	(14)

Diluted shares outstanding	30,309		31,028

NON-GAAP (ADJUSTED) FINANCIAL MEASURES (see also attached reconciliations of GAAP to Adjusted results for each of these measures):

(1)	$396,096 on an adjusted basis excluding $4,884 in acquisition-related intangible amortization, $1,236 in acquisition-related inventory write-up amortization, $1,175 in restructuring and other related costs and $293 in share-based compensation expense.
(2)	$192,472 on an adjusted basis excluding $1,239 in acquisition-related intangible amortization, $2,308 in restructuring and other related costs and $6,361 in share-based compensation expense.
(3)	$52,826 on an adjusted basis excluding $753 in restructuring and other related costs and $310 in share-based compensation expense.
(4)	$0 on an adjusted basis excluding $1,488 related to an acquisition-related in-process research and development charge.
(5)	$88,651 on an adjusted basis excluding the adjustments described in items (1) – (4) above.
(6)	$0 on an adjusted basis excluding $3,018 related to the impairment of a private company equity investment.
(7)	$31,512 on an adjusted basis excluding the tax impact of the adjustments described in items (1) – (3) and (6) above.
(8)	$60,753 and $2.01 per share, respectively, on an adjusted basis excluding the adjustments (net of related tax effects) described in items (1) – (4) and (6) above.
(9)	$362,450 on an adjusted basis excluding $3,931 in acquisition-related intangible amortization, $455 in acquisition-related inventory write-up amortization, $700 in restructuring and other related costs and $314 in share-based compensation expense.
(10)	$179,493 on an adjusted basis excluding $2,082 in acquisition-related intangible amortization, $2,098 in restructuring and other related costs and $7,149 in share-based compensation expense.
(11)	$47,925 on an adjusted basis excluding $287 in restructuring and other related costs and $380 in share-based compensation expense.
(12)	$85,095 on an adjusted basis excluding the adjustments described in items (9) – (11) above.
(13)	$30,506 on an adjusted basis excluding the tax impact of the adjustments described in items (9) – (11) above.
(14)	$57,404 and $1.85 per share, respectively, on an adjusted basis excluding the adjustments (net of related tax effects) described in items (9) – (11) above.

VARIAN, INC. AND SUBSIDIARY COMPANIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

(In thousands, except par value amounts)

	June 27, 2008	September 28, 2007
ASSETS

Current assets
Cash and cash equivalents	$128,215	$196,396
Accounts receivable, net	189,192	187,429
Inventories	184,790	140,533
Deferred taxes	38,175	38,068
Prepaid expenses and other current assets	19,277	17,332

Total current assets	559,649	579,758

Property, plant and equipment, net	114,975	110,792
Goodwill and intangible assets, net	273,094	225,332
Other assets	20,376	20,951

Total assets	$968,094	$936,833

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current portion of long-term debt	$—	$6,250
Accounts payable	78,603	72,588
Deferred profit	10,531	13,641
Accrued liabilities	173,007	159,109

Total current liabilities	262,141	251,588

Long-term debt	18,750	18,750
Deferred taxes	7,302	4,050
Other liabilities	44,206	44,358

Total liabilities	332,399	318,746

Stockholders’ equity
Preferred stock—par value $0.01, authorized—1,000 shares; issued—none	—	—
Common stock—par value $0.01, authorized—99,000 shares; issued and outstanding— 29,350 shares at June 27, 2008 and 30,345 shares at September 28, 2007	360,067	351,330

Retained earnings	182,981	199,471
Accumulated other comprehensive income	92,647	67,286

Total stockholders’ equity	635,695	618,087

Total liabilities and stockholders’ equity	$968,094	$936,833

VARIAN, INC. AND SUBSIDIARY COMPANIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(In thousands)

	Fiscal Quarter Ended		Nine Months Ended
	June 27, 2008	June 29, 2007	June 27, 2008	June 29, 2007
Cash flows from operating activities
Net earnings	$11,366	$14,551	$44,737	$46,188
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	7,938	7,091	21,217	21,163
(Gain) loss on disposition of property, plant and equipment	(154)	11	(452)	(196)
Impairment of private company equity investment	—	—	3,018	—
Purchased in-process research and development	1,488	—	1,488	—
Share-based compensation expense	2,385	2,176	7,207	7,890
Deferred taxes	1,116	(656)	(540)	(1,802)
Changes in assets and liabilities, excluding effects of acquisitions:
Accounts receivable, net	12,467	915	10,735	2,245
Inventories	(7,328)	(2,699)	(31,046)	(9,703)
Prepaid expenses and other current assets	1,482	(436)	490	(436)
Other assets	(691)	(137)	(726)	(212)
Accounts payable	(2,065)	(2,725)	1,222	(6,488)
Deferred profit	508	(2,814)	(3,966)	(3,269)
Accrued liabilities	(613)	8,273	3,200	272
Other liabilities	1,994	1,348	3,041	3,613

Net cash provided by operating activities	29,893	24,898	59,625	59,265

Cash flows from investing activities
Proceeds from sale of property, plant and equipment	478	39	1,265	3,193
Purchase of property, plant and equipment	(7,466)	(4,909)	(16,674)	(10,879)
Purchase of businesses, net of cash acquired	(37,689)	(285)	(52,898)	(5,066)
Private company equity investments	—	—	(18)	—

Net cash used in investing activities	(44,677)	(5,155)	(68,325)	(12,752)

Cash flows from financing activities
Repayments of debt	(6,250)	(1,250)	(6,250)	(2,500)
Repurchase of common stock	(10,369)	(17,627)	(81,892)	(69,582)
Issuance of common stock	2,528	6,539	15,761	26,748
Excess tax benefit from share-based plans	188	1,323	3,151	7,070
Transfers to Varian Medical Systems, Inc.	(178)	(33)	(600)	(381)

Net cash used in financing activities	(14,081)	(11,048)	(69,830)	(38,645)

Effects of exchange rate changes on cash and cash equivalents	(343)	2,343	10,349	9,317

Net (decrease) increase in cash and cash equivalents	(29,208)	11,038	(68,181)	17,185
Cash and cash equivalents at beginning of period	157,423	160,302	196,396	154,155

Cash and cash equivalents at end of period	$128,215	$171,340	$128,215	$171,340

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF GAAP TO ADJUSTED RESULTS - ACTUAL

UNAUDITED RESULTS OF OPERATIONS

(In thousands)

Third Quarter FY 2008 and Third Quarter FY 2007

and

First Nine Months FY 2008 and First Nine Months FY 2007

	Fiscal Quarter Ended		Nine Months Ended
	June 27, 2008	June 29, 2007	June 27, 2008	June 29, 2007
TOTAL COMPANY
Cost of Sales
U.S. GAAP as reported	$138,266	$125,176	$403,684	$367,850
Adjustments:
Share-based compensation expense	(92)	(95)	(293)	(314)
Acquisition-related intangible amortization	(1,978)	(1,306)	(4,884)	(3,931)
Acquisition-related inventory write-up amortization	(646)	—	(1,236)	(455)
Restructuring and other related costs	(525)	(700)	(1,175)	(700)

As adjusted	$135,025	$123,075	$396,096	$362,450

Selling, General and Administrative
U.S. GAAP as reported	$68,797	$64,366	$202,380	$190,822
Adjustments:
Share-based compensation expense	(2,116)	(1,908)	(6,361)	(7,149)
Acquisition-related intangible amortization	(399)	(506)	(1,239)	(2,082)
Restructuring and other related costs	(904)	(1,919)	(2,308)	(2,098)

As adjusted	$65,378	$60,033	$192,472	$179,493

Research and Development
U.S. GAAP as reported	$18,519	$16,879	$53,889	$48,592
Adjustments:
Share-based compensation expense	(96)	(126)	(310)	(380)
Restructuring and other related costs	(258)	(287)	(753)	(287)

As adjusted	$18,165	$16,466	$52,826	$47,925

Purchased In-Process Research and Development
U.S. GAAP as reported	$1,488	$—	$1,488	$—
Adjustments:
Acquisition-related in-process research and development charge	(1,488)	—	(1,488)	—

As adjusted	$—	$—	$—	$—

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF GAAP TO ADJUSTED RESULTS - ACTUAL

UNAUDITED RESULTS OF OPERATIONS

(In thousands, except margin data)

Third Quarter FY 2008 and Third Quarter FY 2007

and

First Nine Months FY 2008 and First Nine Months FY 2007

	Fiscal Quarter Ended		Nine Months Ended
	June 27, 2008	June 29, 2007	June 27, 2008	June 29, 2007
TOTAL COMPANY (Continued)
Operating Earnings
U.S. GAAP as reported	$17,379	$20,674	$68,604	$67,699
Adjustments:
Share-based compensation expense	2,304	2,129	6,964	7,843
Acquisition-related in-process research and development charge	1,488	—	1,488	—
Acquisition-related intangible amortization	2,377	1,812	6,123	6,013
Acquisition-related inventory write-up amortization	646	—	1,236	455
Restructuring and other related costs	1,687	2,906	4,236	3,085

As adjusted	$25,881	$27,521	$88,651	$85,095

Operating Margins
U.S. GAAP as reported	7.1%	9.1%	9.4%	10.0%
Adjustments:
Share-based compensation expense	0.9	0.9	1.0	1.2
Acquisition-related in-process research and development charge	0.6	—	0.2	—
Acquisition-related intangible amortization	1.0	0.8	0.7	0.8
Acquisition-related inventory write-up amortization	0.3	—	0.2	0.1
Restructuring and other related costs	0.7	1.3	0.6	0.5

As adjusted	10.6%	12.1%	12.1%	12.6%

Impairment of Private Company Equity Investment
U.S. GAAP as reported	$—	$—	$3,018	$—
Adjustments:
Impairment of private company equity investment	—	—	(3,018)	—

As adjusted	$—	$—	$—	$—

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF GAAP TO ADJUSTED RESULTS - ACTUAL

UNAUDITED RESULTS OF OPERATIONS

(In thousands, except per share data)

Third Quarter FY 2008 and Third Quarter FY 2007

and

First Nine Months FY 2008 and First Nine Months FY 2007

	Fiscal Quarter Ended		Nine Months Ended
	June 27, 2008	June 29, 2007	June 27, 2008	June 29, 2007
TOTAL COMPANY (Continued)
Income Tax Expense
U.S. GAAP as reported	$6,823	$7,291	$24,463	$24,326
Adjustments:
Tax impact of adjustments:
Share-based compensation expense	659	777	1,922	2,863
Acquisition-related intangible amortization	747	635	2,025	2,088
Acquisition-related inventory write-up amortization	161	—	410	158
Impairment of private company equity investment	—	—	1,154	—
Restructuring and other related costs	597	1,018	1,538	1,071

As adjusted	$8,987	$9,721	$31,512	$30,506

Net Earnings
U.S. GAAP as reported	$11,366	$14,551	$44,737	$46,188
Adjustments:
Share-based compensation expense	1,645	1,352	5,042	4,980
Acquisition-related in-process research and development charge	1,488	—	1,488	—
Acquisition-related intangible amortization	1,630	1,177	4,098	3,925
Acquisition-related inventory write-up amortization	485	—	826	297
Impairment of private company equity investment	—	—	1,864	—
Restructuring and other related costs	1,090	1,888	2,698	2,014

As adjusted	$17,704	$18,968	$60,753	$57,404

Diluted Earnings Per Share
U.S. GAAP as reported	$0.38	$0.47	$1.48	$1.49
Adjustments:
Share-based compensation expense	0.06	0.04	0.17	0.16
Acquisition-related in-process research and development charge	0.05	—	0.05	—
Acquisition-related intangible amortization	0.05	0.04	0.13	0.13
Acquisition-related inventory write-up amortization	0.02	—	0.03	0.01
Impairment of private company equity investment	—	—	0.06	—
Restructuring and other related costs	0.04	0.06	0.09	0.06

As adjusted	$0.60	$0.61	$2.01	$1.85

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF GAAP TO ADJUSTED RESULTS - ACTUAL

UNAUDITED RESULTS OF OPERATIONS

(In thousands, except margin data)

Third Quarter FY 2008 and Third Quarter FY 2007

and

First Nine Months FY 2008 and First Nine Months FY 2007

	Fiscal Quarter Ended		Nine Months Ended
	June 27, 2008	June 29, 2007	June 27, 2008	June 29, 2007
SCIENTIFIC INSTRUMENTS SEGMENT
Operating Earnings
U.S. GAAP as reported	$12,199	$17,406	$54,509	$58,062
Adjustments:
Share-based compensation expense	849	692	2,586	2,562
Acquisition-related in-process research and development charge	1,488	—	1,488	—
Acquisition-related intangible amortization	2,377	1,812	6,123	6,013
Acquisition-related inventory write-up amortization	646	—	1,236	455
Restructuring and other related costs	1,687	2,906	4,236	3,085

As adjusted	$19,246	$22,816	$70,178	$70,177

Operating Margins
U.S. GAAP as reported	6.1%	9.3%	9.1%	10.5%
Adjustments:
Share-based compensation expense	0.4	0.4	0.4	0.5
Acquisition-related in-process research and development charge	0.7	—	0.2	—
Acquisition-related intangible amortization	1.3	0.9	1.1	1.0
Acquisition-related inventory write-up amortization	0.3	—	0.2	0.1
Restructuring and other related costs	0.8	1.6	0.7	0.6

As adjusted	9.6%	12.2%	11.7%	12.7%

VACUUM TECHNOLOGIES SEGMENT
Operating Earnings
U.S. GAAP as reported	$7,757	$7,838	$24,261	$23,853
Adjustments:
Share-based compensation expense	247	115	645	977

As adjusted	$8,004	$7,953	$24,906	$24,830

Operating Margins
U.S. GAAP as reported	17.7%	19.5%	19.0%	19.7%
Adjustments:
Share-based compensation expense	0.6	0.3	0.5	0.9

As adjusted	18.3%	19.8%	19.5%	20.6%

GENERAL (UNALLOCATED) CORPORATE
Operating Earnings
U.S. GAAP as reported	$(2,577)	$(4,570)	$(10,166)	$(14,216)
Adjustments:
Share-based compensation expense	1,208	1,322	3,733	4,304

As adjusted	$(1,369)	$(3,248)	$(6,433)	$(9,912)

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF GAAP TO ADJUSTED RESULTS - PROJECTED

RESULTS OF OPERATIONS

Fiscal Year Ending October 3, 2008

Range of Projected Results
TOTAL COMPANY

Projected Diluted Earnings Per Share
Projected U.S. GAAP	$1.96 - $2.14
Adjustments:
Projected share-based compensation expense	$0.23
Projected acquisition-related in-process research and development charge	$0.05
Projected acquisition-related intangible amortization	$0.18 - $0.20
Projected acquisition-related inventory write-up amortization	$0.03 - $0.05
Projected impairment of private company equity investment	$0.06
Projected restructuring and other related costs	$0.10 - $0.14

Projected as adjusted	$2.69 - $2.79